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                                                                    EXHIBIT 12


           UNION PACIFIC RAILROAD COMPANY AND CONSOLIDATED SUBSIDIARY
                             AND AFFILIATE COMPANIES

                COMPUTATION OF RATIO OF EARNINGS TO FIXED CHARGES

                                   (UNAUDITED)


                                                                        Three Months Ended March 31,
                                                                        ----------------------------
Millions, Except Ratios                                                      2001         2000
                                                                         ----------    ----------
Earnings:
     Net income ......................................................   $      209    $      214
     Undistributed equity earnings ...................................          (14)           73
                                                                         ----------    ----------
     Total earnings ..................................................          195           287
                                                                         ----------    ----------
Income taxes .........................................................          122           120
                                                                         ----------    ----------
Fixed charges:
     Interest expense including amortization of debt discount ........          147           151
     Portion of rentals representing an interest factor ..............           10            43
                                                                         ----------    ----------
     Total fixed charges .............................................          157           194
                                                                         ----------    ----------
Earnings available for fixed charges .................................   $      474    $      601
                                                                         ----------    ----------
Ratio of earnings to fixed charges ...................................          3.0           3.1
                                                                         ----------    ----------